UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — June 6, 2012 (June 5, 2012)

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Canada (Jurisdiction of Incorporation)	001-13718 (Commission File Number)	98-0364441 (IRS Employer Identification No.)

745 Fifth Ave, New York, NY 10151
(Address of principal executive offices and zip code)

(646) 429-1800
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of MDC Partners Inc. was held on June 5, 2012, in New York, New York, at which time the matters described below were submitted to a vote of the Company’s shareholders.

	For	Against	Withheld	Non-Votes
1. To elect the following persons as directors of the Company:

Miles S. Nadal	23,667,693	–	125,434	2,176,065
Robert J. Kamerschen	23,077,241	–	715,886	2,176,065
Clare Copeland	21,503,391	–	2,289,736	2,176,065
Thomas N. Davidson	22,211,075	–	1,582,052	2,176,065
Scott L. Kauffman	22,237,588	–	1,555,539	2,176,065
Michael J.L. Kirby	23,067,049	–	725,718	2,176,065
Stephen M. Pustil	23,715,638	–	77,489	2,176,065

2. To appoint BDO, USA as the Company’s auditors for 2012	26,633,395	-	903,398	2,039,861

3. To approve, in a non-binding, advisory vote the compensation of the Company’s named executive officers pursuant to SEC rules	15,266,555	7,603,359	904,757	2,176,065

For more information about the matters voted on at the Shareholders’ Meeting, see the Company’s Definitive Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on April 26, 2012.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: June 6, 2012	MDC Partners Inc.

	By:	/s/ Mitchell Gendel
Mitchell Gendel General Counsel & Corporate Secretary

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